UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 23, 2013

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (480) 606-0820
Cole Credit Property Trust II, Inc.
2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 23, 2013 (the “Series Closing Date”), Spirit Realty, L.P. (“Spirit Realty”), a wholly-owned direct subsidiary of Spirit Realty Capital, Inc. (the “Company”), successfully completed the establishment of a net-lease mortgage securitization platform designed to facilitate its financing activities relating to commercial real estate, net leases and mortgage loans. In connection with the establishment of this platform, Spirit Master Funding VII, LLC, an indirectly-owned special-purpose, bankruptcy remote subsidiary of the Company (the “Issuer”) issued $330 million aggregate principal amount of net-lease mortgage notes, allocated between two series of notes, Series 2013-1, Class A (the “Series 2013-1 Notes”) and Series 2013-2, Class A (the “Series 2013-2 Notes” and collectively with the Series 2013-1 Notes, the “Notes”). The Series 2013-1 and the Series 2013-2 Notes were each rated “A+” (sf) by both Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Kroll Bond Rating Agency, Inc. (“KBRA”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Issuer and Spirit Realty entered into a note purchase agreement (the “Purchase Agreement”) pursuant to which the Issuer sold the Notes to Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc. (collectively, the “Initial Purchasers”). The Notes were sold to the Initial Purchasers in reliance on certain exemptions from registration under the Securities Act and representations made by the Initial Purchasers under the Purchase Agreement. The Initial Purchasers sold the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

The Series 2013-1 Notes are comprised of $125 million initial principal amount of interest-only notes with an anticipated repayment date approximately 5 years from the Series Closing Date and an interest rate of 3.8868%. The Series 2013-2 Notes are comprised of $205 million initial principal amount of amortizing (based on a fixed schedule for 30 years) notes with an anticipated repayment date approximately 10 years from the Series Closing Date and an interest rate of 5.2686%. The Notes have a legal final payment date in December 2043, and may be redeemed after February 2016 at any time prior to their anticipated repayment date subject to payment of make-whole consideration (until 12 months and 24 months prior to the Series 2013-1 and Series 2013-2 anticipated repayment dates, respectively, at which time no such make-whole payments shall be required). In the event that any series of Notes is not paid in full at its respective anticipated repayment date (an “ARD Event”), subordinate additional interest will begin to accrue on such Notes.

Series 2013-1 Notes and Series 2013-2 Notes

The Notes were issued by the Issuer pursuant to the Master Indenture (the “Indenture”) between the Issuer and Citibank, N.A., (the "Indenture Trustee") entered into on the Series Closing Date with certain terms of the Series 2013-1 Notes governed by the Series 2013-1 Supplement to the Indenture and certain terms of the Series 2013-2 Notes governed by the Series 2013-2 Supplement to the Indenture, in each case entered into by the Issuer and the Indenture Trustee on the Series Closing Date. From time to time and subject to certain conditions, the Issuer and/or any special purpose, bankruptcy remote affiliate of the Issuer (each, a “Co-Issuer”) may issue additional series of notes pursuant to the Indenture and any applicable series supplement thereto. The Notes will be payable solely from and secured by a security interest in the assets of the Issuer, together with the assets of any Co-Issuer.

As of the Series Closing Date, the assets of the Issuer consist primarily of (i) fee title to commercial real estate properties and the Issuer’s rights in net leases of such properties, and (ii) mortgage loans that are secured by fee title to commercial real estate property and all future payments required thereunder.

Spirit Realty, the Issuer and Midland Loan Services, a division of PNC Bank, National Association (“Midland”) also entered into a Property Management and Servicing Agreement (the “Property Management Agreement”) dated as of the Series Closing Date. Under the Property Management Agreement, Spirit Realty will serve as the initial Property Manager and initial Special Servicer and be responsible for servicing and administering the assets securing the Notes. Midland will act as the initial back-up manager under the Property Management Agreement.

The Issuer is subject to certain restrictive covenants under the Property Management Agreement and the Indenture including with respect to liens, indebtedness, managers, mergers, disposition of assets, acquisition of assets, investments, the types of business it may conduct and other customary covenants for a bankruptcy-remote special purpose entity. The Property Management Agreement and the Indenture permit the Issuer to substitute commercial mortgage loans and commercial real estate properties from time to time for assets securing the Notes subject to certain conditions and concentration limits. The Property Management Agreement may require the Property Manager to make reimbursable advances of principal and interest in respect of the Notes and make reimbursable servicing advances in respect of the collateral under certain circumstances.

Events of Default and Amortization Events

 The Notes are subject to events of default that generally are customary in nature for rated net lease mortgage securitizations of this type, including (a) the non-payment of interest or principal, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. The Notes are subject to amortization events that generally are customary in nature for rated net lease mortgage securitizations of this type, including (i) the average cashflow coverage ratio falling below certain levels, (ii) the occurrence of an event of default, (iii) an ARD Event continuing with respect to more than one series of notes and (iv) a class of notes being rated more than two rating subcategories below its initial rating while an ARD Event is continuing with respect to any notes. The occurrence of an early amortization event or an event of default could result in the early amortization of the Notes and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the Notes.

The foregoing is only a summary of certain provisions of the transaction described above and is qualified in its entirety by the terms of the Indenture and the Property Management Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Use of Proceeds

Spirit Realty will use the proceeds from the sale of the Notes on the Series Closing Date to repay shorter-term debt, to fund fourth quarter 2013 acquisition activity and for general corporate purposes.

Some of the information required by this Item 1.01 of this Current Report is also being furnished under Item 2.03 - “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by referenced to this Item 2.03 as if fully set forth herein.

Item 7.01	Regulation FD

On December 23, 2013, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  This information, including the information contained in the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated December 23, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial and Accounting Officer)
Date: December 23, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated December 23, 2013